Exhibit 99.4
The Express Scripts-Medco Merger: A Partnership for Lower Costs
Chronic and complex diseases are a leading cost-driver in our health care system. Prescription medicines help millions of Americans, especially those with chronic and complex conditions, maintain a healthy lifestyle, preventing more costly medical problems. Nonetheless, managing prescription drug spending is a critical national challenge. PBMs use proven techniques that align the interests of pharmacists, physicians, payors and patients to lower the costs of prescription medicines. The Express Scripts-Medco combination will be able to do even more to save money for American families, businesses and the government.
More people with chronic and complex conditions create greater demand for prescription medicines:
▪	Roughly 50% of U.S. population is under care for a chronic or complex condition[1]

▪	Treatments for chronic and complex conditions represent 96% of drug costs in the U.S. and 75% of medical expenses[2]

▪	For 88% of chronic and complex conditions, drugs are a first choice for medical management[3]

▪	Poor management of chronic and complex conditions can lead to $350 billion in unnecessary healthcare costs annually[4]
Greater demand for prescription medicines means higher spending at a time of strained resources:
▪	Prescription drug spending is projected to rise an average of 5.7% from 2011-2013[5], largely due to increasing demand from addressing chronic and complex conditions in an aging society

▪	Trends in our nation’s health will also drive increased drug usage; by 2020, diseases associated with unhealthy lifestyle choices, such as diabetes, will become even more prevalent, further adding to the burden of other chronic conditions[6]
The Express Scripts-Medco combination will help lower costs:
▪	Currently, Express Scripts and Medco are using proven techniques to help families and payors save billions of dollars each year on their prescription medicines: In 2010, the growth in prescription drug spending slowed to 3.5%, which CMS largely credits with the use of PBM tools such tiered copays and aligning incentives to stimulate the use of lower cost generic drugs[7]
✓	A GAO report determined that PBMs provide plans with savings through mail order of about 27% and 53% for brand name and generic drugs, respectively[8]

✓	According to PricewaterhouseCoopers, PBMs are on a trajectory to save Medicare and its beneficiaries an estimated $469 billion from 2006-2015[9]

✓	In 2010, Medco’s generic prescription dispensing rate rose 3.5% to 71%[10], which drove incremental savings of $3.7 billion to Medco clients and members.[11] Express Scripts’ generic dispensing rate is 73.8%[12]

[1]	Medco Research Data, 2010

[2]	Ibid

[3]	Ibid

[4]	RAND Corporation Study, 2005; Institute for Health and Productivity Management; Medical Care. 2004 Mar; 42(3); 200-209

[5]	Health Affairs, National Health Spending Projections Through 2020: Economic Recovery And Reform Drive Faster Spending Growth, July 29, 2011

[6]	Medco 2011 Drug Trend Report, May 2011

[7]	Affairs, National Health Spending Projections Through 2020: Economic Recovery And Reform Drive Faster Spending Growth, July 29, 2011

[8]	GAO, “Federal Employees’ Health Benefits: Effects of Using Pharmacy Benefit Managers on Health Plans, Enrollees, and Pharmacies,” http://www.gao.gov/new.items/d03196.pdf, January 2003

[9]	PricewaterhouseCoopers, Medicare Part D:An Assessment of Plan Performance and Potential Savings, January 2007

[10]	Medco 2011 Drug Trend Report, May 2011

[11]	Medco Press Release, Medco Chairman and CEO David Snow Addresses Shareholders, Highlighting Another Year of Growth, Innovation and Substantial Client Savings — With More to Come, May 2011

[12]	Express Scripts Data, http://www.express-scripts.com/pressroom/informationresources/corporateoverview/corporateOverview.pdf, accessed August 2011

The combined entity is expected to deliver $1 billion in savings13 and further lower drug acquisition costs and obtain deeper rebates from pharmaceutical companies for patients. They will achieve this by:
▪	Improving efficiency across the system and encouraging the use of the most appropriate channels of distribution based on patient needs, i.e., retail for acute medications and mail order for treating chronic and complex conditions
✓	In a letter to state governors earlier this year, HHS Sec. Kathleen Sebelius listed mail order as one way states could more effectively purchase drugs for their Medicaid programs[14]

✓	Clients using Medco’s mail order pharmacy more than 40% of the time in 2008 saw absolute drug costs decline year-over-year — countering all effects of inflation and increased utilization[15]

✓	Transitioning maintenance medication users to home delivery, where appropriate
▪	Using our collective expertise to better manage the cost and care challenges associated with specialty medications, to provide doctors and patients with the information they need to make important and informed decisions, and to accelerate the research, development and deployment of innovative solutions
✓	Encouraging the use of lower-cost medications when higher-cost medications generate no additional health benefit or are less effective could save $56.7 billion annually[16]

✓	Ensuring medications are administered where they are most effective. For example, a study conducted by the Medco Research Institute found tamoxifen, a drug used to treat breast cancer, is ineffective in women who have certain genetic variations that affect how the drug is metabolized[17]

✓	Distributing specialty medications using channels that also provide patient support, such as Express Scripts CuraScript specialty pharmacy, could deliver billions in additional savings[18]
▪	Reducing the cost associated with non-adherence
✓	Failing to take medications as prescribed leads to unnecessary and extraordinary hospital admissions, avoidable emergency room visits, additional physician visits, extra laboratory tests, additional therapy and other direct and indirect costs, including lost productivity in the workforce

✓	Through their combined behavioral science and clinical approaches, the Express Scripts-Medco combination will improve adherence—helping to alleviate billions in waste annually[19]
▪	Using our combined data to become vastly more effective at reducing fraud and abuse
✓	PBMs monitor overall claims and detect patterns of potential abuse or fraud, enabling them to identify individuals who fill multiple prescriptions at multiple pharmacies as likely fraud candidates or flag a pharmacy whose claims sharply increase in a given period of time[20]

[13]	New York Times Dealbook, Express Scripts to Buy Medco for $29 Billion, July 2011

[14]	HHS, “Sebelius outlines state flexibility and federal support available for Medicaid,“ http://www.hhs.gov/news/press/2011pres/01/20110203c.html, February 3, 2011

[15]	Medco Data, 2010

[16]	ESI 2010 Drug Trend Report

[17]	Medco Research Institute, https://www.medcoresearchinstitute.com/community/oncology/tamoxifen, from study by Medco Health Solutions, Inc., and the Indiana University School of Medicine; presented at the 2009 American Society of Clinical Oncology (ASCO) Annual Meeting, May 2009bid

[18]	Express Scripts 2010 Drug Trend Report

[19]	Ibid

[20]	Ways and Means “Hearing on Improving Ways to Combat Health Care Fraud.” http://waysandmeans.house.gov/UploadedFiles/PCMASubmissionForTheRecord1.pdf, March 2, 2011

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This material may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following:
STANDARD OPERATING FACTORS
▪	Our ability to remain profitable in a very competitive marketplace is dependent upon our ability to attract and retain clients while maintaining our margins, to differentiate our products and services from others in the marketplace, and to develop and cross sell new products and services to our existing clients;

▪	Our failure to anticipate and appropriately adapt to changes in the rapidly changing health care industry;

▪	Changes in applicable laws or regulations, or their interpretation or enforcement, or the enactment of new laws or regulations, which apply to our business practices (past, present or future) or require us to spend significant resources in order to comply;

▪	Changes to the healthcare industry designed to manage healthcare costs or alter healthcare financing practices;

▪	Changes relating to our participation in Medicare Part D, the loss of Medicare Part D eligible members, or our failure to otherwise execute on our strategies related to Medicare Part D;

▪	A failure in the security or stability of our technology infrastructure, or the infrastructure of one or more of our key vendors, or a significant failure or disruption in service within our operations or the operations of such vendors;

▪	Our failure to effectively execute on strategic transactions, or to integrate or achieve anticipated benefits from any acquired businesses;

▪	The termination, or an unfavorable modification, of our relationship with one or more key pharmacy providers, or significant changes within the pharmacy provider marketplace;

▪	The termination, or an unfavorable modification, of our relationship with one or more key pharmaceutical manufacturers, or the significant reduction in payments made or discounts provided by pharmaceutical manufacturers;

▪	Changes in industry pricing benchmarks;

▪	Results in pending and future litigation or other proceedings which would subject us to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings;

▪	Our failure to execute on, or other issues arising under, certain key client contracts;

▪	The impact of our debt service obligations on the availability of funds for other business purposes, and the terms and our required compliance with covenants relating to our indebtedness; our failure to attract and retain talented employees, or to manage succession and retention for our Chief Executive Officer or other key executives;
TRANSACTION-RELATED FACTORS
▪	Uncertainty as to whether Express Scripts, Inc. (Express Scripts) will be able to consummate the transaction with Medco Health Solutions, Inc. (Medco) on the terms set forth in the merger agreement;

▪	The ability to obtain governmental approvals of the transaction with Medco;

▪	Uncertainty as to the actual value of total consideration to be paid in the transaction with Medco;

▪	Failure to realize the anticipated benefits of the transaction, including as a result of a delay in completing the transaction or a delay or difficulty in integrating the businesses of Express Scripts and Medco;

▪	Uncertainty as to the long-term value of Express Scripts Holding Company (currently known as Aristotle Holding, Inc.) common shares;

▪	Limitation on the ability of Express Scripts and Express Scripts Holding Company to incur new debt in connection with the transaction;

▪	The expected amount and timing of cost savings and operating synergies; and

▪	Failure to receive the approval of the stockholders of either Express Scripts or Medco for the transaction.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Express Scripts’ most recent reports on Form 10-K and Form 10-Q and the risk factors included in Medco’s most recent reports on Form 10-K and Form 10-Q and other documents of Express Scripts, Express Scripts Holding Company and Medco on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this material are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication is not a solicitation of a proxy from any stockholder of Express Scripts, Medco or Express Scripts Holding Company. In connection with the Agreement and Plan of Merger among Medco, Express Scripts, Express Scripts Holding Company, Plato Merger Sub Inc. and Aristotle Merger Sub, Inc. (the “Merger”), Medco, Express Scripts and Express Scripts Holding Company, intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 filed by Express Scripts Holding Company that will contain a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEDCO, EXPRESS SCRIPTS, EXPRESS SCRIPTS HOLDING COMPANY AND THE MERGER. The Form S-4, including the joint proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by Express Scripts, Express Scripts Holding Company or Medco with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to:
Mackenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
PARTICIPANTS IN THE SOLICITATION
Express Scripts, Express Scripts Holding Company and Medco and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of either Express Scripts and Medco in connection with the Merger. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ definitive proxy statement, dated March 21, 2011, for its 2011 annual general meeting of stockholders. Information about Medco’s directors and executive officers is available in Medco’s definitive proxy statement, dated April 8, 2011, for its 2011 annual general meeting of stockholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4 and the joint proxy statement/prospectus regarding the Merger that Express Scripts Holding Company will file with the SEC when it becomes available.